Exhibit 99.1

ARAX Sets a New Benchmark in Access Control Management with DePIN & Luna Mesh

Revolutionizing Industry Standards through Decentralized Infrastructure and Data Storage Networks

ARAX, a pioneer in blockchain integration, proudly unveils a transformative collaboration in technology that sets a new benchmark for decentralized infrastructure—melding Core Blockchain, Core Token, CorePass, Codetech, and Luna Mesh into a unified platform. Ockert Loubser, co-founder of the Core Blockchain Network, CEO of Codetech, and COO of ARAX, led today’s reveal, marking a significant stride towards embedding blockchain deeply into everyday business operations and life.

"Our approach is revolutionary, providing robust solutions that leverage the immutable ledger of Core Blockchain and Core Token Smart Contract Platform, enhanced by CorePass's identification capabilities," said Loubser. When integrated with IoT-based decentralized storage and Luna Mesh for peer-to-peer communications, this technology suite offers unprecedented security, transparency, and reliability for enterprise data management

Lunaº Mesh: Bridging the Gap in Communication Infrastructure

Lunaº Mesh elevates ARAX’s offerings by enhancing existing communication infrastructures, extending last-mile reach, and serving as a cost-effective method to broaden accessibility. This versatility is crucial for seamless integration with both decentralized storage frameworks and centralized data centers, acting as a critical fail-safe and strengthening the resilience of business operations against disruptions. Rastislav Vašička, CIO/CTO of ARAX, emphasized the transformative impact of this technology: 'Let’s imagine a world without the internet, yet still connected through surges of data connections. Lunaº Mesh is achieving a new future of decentralized communication.'

Impact on Shareholder Value and Industry Applications

The adoption of cutting-edge technologies not only enhances operational efficiency but also increases shareholder value by introducing advanced business intelligence capabilities and improving infrastructure utilization. "By decentralizing enterprise infrastructures, such as access control systems, we significantly broaden our total addressable market. This shift paves the way for new market opportunities and exhilarates the adoption of decentralized solutions, including our Core Blockchain and its Ecosystem, fostering growth across diverse sectors," Michael Loubser, CEO of ARAX, explained. "Every element of our integrated system plays a crucial role, from the Core Blockchain, which forms the foundation of our transactions, to Luna Mesh's innovative network solutions that guarantee the security and authentication of every transaction and event," Ockert Loubser further elaborated.

Demonstration and Practical Application

Today’s session also included a live demonstration of an NFC card reader, decentralized through ARAX’s platform, showcasing the practicality and ease of integrating sophisticated blockchain technology into daily operations without the need for extensive hardware overhauls.

https://youtu.be/qGO3IqsHP9E

Looking Ahead: Pioneering the Future of Decentralized Solutions

As ARAX continues to push the boundaries of what's possible in decentralized technology, the potential for reshaping industries is immense. By enhancing transparency, security, and interoperability, ARAX is setting new industry standards for how data is managed and utilized, fostering a balanced ecosystem of supply and demand within DePIN. "Leveraging data as a strategic asset is about building consensus for transformative changes in processes, technologies, and the workforce that adopts them," explains Michael Loubser. He adds "Starting with clear priorities in both processes and technology allows leading enterprises to navigate and champion these changes effectively."

About ARAX

ARAX is a leader in the integration of blockchain technology with enterprise solutions, dedicated to transforming business practices with innovative, sustainable, and compliant digital infrastructure. ARAX's commitment to advancing the digital transformation landscape is evident through its continuous innovation and strategic integration of decentralized technologies.

For further information, please contact:

Media Relations
Email Address: press@arax.cc

Investor@arax.cc
Arax Holdings Corp
+1 850-254-1161
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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this Report will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.